Exhibit 99.1

To:	Robert C. Skinner, Jr.

2005 Incentive Compensation

The following is your incentive compensation earned for fiscal year 2005:

•	Cash bonus –Performance & Incentive compensation Plan: $225,000
•	Corporate Development Incentive Plan: No Award

2006 Base Salary

Your annualized base salary for 2006 $1,000,000

March 10, 2006